Form N-SAR

Sub-Item 77Q1(e)
Copies of New or Amended Registrant Investment Advisory Contracts
333-106142, 811-21371

Amendment to Janus Adviser Investment Advisory Agreement for U.S. Value Fund, dated July 6, 2004 is incorporated herein by reference to Exhibit 4(e) to Post-Effective Amendment No. 4 to Janus Adviser registration statement on Form N-1A, filed on April 21, 2005, accession number 0000950134-05-007865.
(File No. 333-106142).

Amendment to Janus Adviser Investment Advisory Agreement for Focused Value Fund and International Equity Fund is incorporated herein by reference to Exhibit 4(f) to Post-Effective Amendment No. 4 to Janus Adviser registration statement on Form N-1A, filed on April 21, 2005, accession number 0000950134-05-007865. (File No. 333-106142)

Form of Advisory Agreement is incorporated herein by reference to Exhibit 4(g) to Post-Effective Amendment No. 4 to Janus Adviser registration statement on Form N-1A, filed on April 21, 2005, accession number 0000950134-05-007865.
(File No. 333-106142)

Form of Subadvisory Agreement is incorporated herein by reference to Exhibit 4(h) to Post-Effective Amendment No. 4 to Janus Adviser registration statement on Form N-1A, filed on April 21, 2005, accession number 0000950134-05-007865. (File No. 333-106142)